Exhibit 4.2
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.
WARRANT TO PURCHASE
COMMON STOCK OF PROSPECT GLOBAL RESOURCES INC.
PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”), HEREBY CERTIFIES THAT, for value received, Avalon Portfolio, LLC, or registered assigns, is entitled to purchase up to a number of shares of Common Stock (adjusted as below provided) calculated by dividing $5,700,000 by the Warrant Price. As used herein, the term “Common Stock” means the Company’s Common Stock, par value $0.001 per share, as constituted on the date of original issue of this Warrant, and any shares of capital stock or other property into which such shares of Common Stock may thereafter be changed or that may be issued in respect of, in exchange for, or in substitution of such Common Stock by reason of any transaction described in Section 8.1(a) or 8.3. As used herein, the term “Warrant Price” means the lower of (i) $3.00 and (ii) $1,500,000 divided by the total number of shares of Common Stock issued upon conversion of the Convertible Note (including pursuant to Section 6.1 thereof). As used herein, the term “Convertible Note” means the Convertible Secured Promissory Note dated the date hereof in the amount of $1,500,000 issued by the Company to Avalon Portfolio, LLC. As used herein, the term “Warrants” means this Warrant and all warrants delivered in substitution or exchange for such warrants. The term “Warrant” means one of the Warrants.
Section 1. Term of Warrants; Exercise of Warrants. Subject to the terms hereof, the holder of this Warrant shall have the right, at any time hereafter until 5:00 p.m., Denver, Colorado time, on February 3, 2014 (the “Termination Date”), to purchase from the Company up to the number of shares of Common Stock which such holder may at the time be entitled to purchase pursuant to this Warrant, upon surrender to the Company, at its address for receipt of notices pursuant to Section 11 hereof, of this Warrant, together with the election to purchase form at the end hereof duly completed and signed, accompanied by payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 7 and 8) for the number of shares with respect to which this Warrant is then exercisable. Payment of the aggregate Warrant Price shall be made either by (i) certified or cashier’s check or wire transfer or (ii) tendering Warrant Shares (as defined below) having a Fair Market Value (as defined below) equal to the Warrant Price. As used herein, the term “Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in either New York, New York or Denver, Colorado.
Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Warrant Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), computed using the following formula:
WS = WCS (FMV-WP)
FMV

WHERE:
WS	equals the number of Warrant Shares to be issued to the Holder;

WCS
equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

FMV	equals the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation); and

WP	equals the per share Warrant Price (as adjusted to the date of such calculation) of the Warrant.
As used in this Section, the term “Fair Market Value” of each Warrant Share as of any date shall be (i) if the Common Stock is not then listed on a national securities exchange the volume weighted average price per share of Common Stock (as reported on the exchange, market or quotation system on which shares of Common Stock are admitted to trading or listed) for the five consecutive trading days ending on the Business Day prior to such exercise, (ii) if the Common Stock is then listed on a national securities exchange, the last sale price in respect of the Common Stock on the Nasdaq Global Market or any national securities exchange on which the Common Stock is then listed at the close of trading on the Business Day prior to such exercise or (iii) if not so available, Fair Market Value shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five (5) Business Days from the onset of negotiations, then the Appraised Value (as defined below) shall constitute the Fair Market Value. “Appraised Value” per Warrant Share as of a date specified herein shall mean the value of such a share as of such date as determined by a nationally recognized valuation or appraisal firm (an “Appraiser”) selected jointly by the holder of this Warrant and the Company. If the Company and the holder of this Warrant cannot agree on a mutually acceptable Appraiser, then the Company and the holder of this Warrant shall each choose one such Appraiser and the respective chosen firms shall jointly select a third Appraiser, which shall make the determination. The Company and the Warrant Holders shall each pay half of the costs and fees of each such Appraiser, and the decision of the Appraiser making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants. No discount shall be applied on account of any lack of liquidity of the Common Stock, the Warrant or the Warrant Shares, including the fact that the Warrants or Warrant Shares may constitute “restricted securities” for securities law purposes.

Upon such surrender of this Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder of this Warrant and in such name or names as such holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased, together with cash, as provided in Section 8, with respect to any fractional shares of Common Stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such shares of Common Stock as of the close of business on the date of the surrender of this Warrant and, if applicable, payment of the Warrant Price as aforesaid, notwithstanding that the certificates representing such shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.
This Warrant shall be exercisable, at the election of the holder of this Warrant, either in full or from time to time in part. In the event that this Warrant is exercised with respect to less than the aggregate number of shares of Common Stock this Warrant then entitles such holder to purchase, the Company shall deliver to or upon the order of such holder hereof a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Common Stock then called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. In the alternative, at the request of the holder upon any partial exercise of this Warrant, appropriate notation may be made on this Warrant and the same shall be returned to such holder.
Section 2. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Common Stock upon exercise of this Warrant, provided that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of a Warrant or the shares of Common Stock issued upon exercise of any Warrant, and in such case the Company shall not be required to issue or deliver any certificates for shares of Common Stock, until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid or that no such tax is due.
Section 3. Transferability.
Section 3.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company maintained for such purpose (the “Warrant Register”).
Section 3.2 Transfer. Subject to compliance with Section 3.3, this Warrant and all rights hereunder are transferable upon delivery hereof together with the assignment form at the end hereof duly completed and signed by the holder hereof or such holder’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, provided that any transferee of this Warrant shall expressly agree to be bound by the terms and conditions hereof. Upon any registration of transfer of this Warrant, the Company shall execute and deliver a new Warrant or Warrants as may be requested by such holder for the same aggregate number of shares of Common Stock as this Warrant. As used herein, the term “Warrant Shares” shall mean, collectively, the shares of Common Stock that may be acquired pursuant to the exercise of this Warrant and any securities issued as a dividend on or other distribution with respect to or in exchange or replacement for or upon any subdivision of any of said shares of Common Stock.

Section 3.3 Limitations on Transfer of the Warrants and the Warrant Shares. If, at the time of any transfer of this Warrant or any Warrant Shares, this Warrant or such Warrant Shares, as the case may be, are not registered under the United States Securities Act of 1933, as amended (the “Securities Act”), the Company may require as a condition precedent to allowing such transfer that the holder or transferee of this Warrant or such Warrant Shares furnish to the Company such information as, in the reasonable opinion of counsel to the Company, is necessary in order to establish that such transfer or exchange may be made without registration under the Securities Act, including a written statement that such holder or transferee will not sell or otherwise dispose of this Warrant or such Warrant Shares purchased or acquired by him in any transaction which would violate the Securities Act or any other securities laws.
Section 3.4 Legend on Warrant Shares. Each certificate for shares of Common Stock initially issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:
“The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with said Act and other applicable laws.”
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a sale or transfer pursuant to a registration statement under the Securities Act of the securities represented thereby or pursuant to rule 144 under the Securities Act) shall also bear the above legend unless counsel for the Company renders a written legal opinion to the Company that the securities represented thereby need no longer be subject to such restriction.
Section 4. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the holder thereof to purchase a like aggregate number of shares of Common Stock as this certificate then entitles such holder to purchase. Any holder of a Warrant desiring to exchange such Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver one or more new Warrant certificates as so requested.
Section 5. Mutilated or Missing Warrant. In case any Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder thereof, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, satisfactory to the Company. In the case of the initial Purchaser, the initial Purchaser’s unsecured agreement of indemnity shall be deemed satisfactory to the Company.
Section 6. Requirement of Availability of Shares of Common Stock. There are authorized and available for issuance, and so long as any Warrant remains outstanding the Company shall at all times keep authorized and available for issuance, such number of shares of the Company’s authorized but unissued Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants so as to ensure that the authorized capital of the Company comprises sufficient unissued shares of Common Stock for issuance upon the exercise in full of all outstanding Warrants and that such Common Stock may be issued by the Board of Directors of the Company without any further authorization by the shareholders of the Company. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to keep available such number of authorized shares and other securities as will be sufficient for such purpose. The Company shall supply any such transfer agent with duly executed stock and other certificates for such purpose and shall provide or otherwise make available any cash which may be payable as provided in Section 9.

Section 8. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:
Section 8.1 Adjustments. The number of shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:
(a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) pay a liquidating cash dividend as so denominated in accordance with generally accepted accounting principles, (iii) subdivide its outstanding Common Stock, (iv) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock, spin-off, split-up, recapitalization, merger, consolidation or any similar corporate event or arrangement other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event and any record date with respect thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
(b) No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock then purchasable upon the exercise of this Warrant, provided that any adjustments which by reason of this subsection (d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.
(c) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is increased or decreased as provided in this Section 8, the Warrant Price payable upon exercise of this Warrant shall be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately after such adjustment.
(d) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the holder by first-class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of an executive officer of the Company setting forth the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

(e) If, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to purchase any shares of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 8 with respect to the shares of Common Stock.
Section 8.2 No Adjustment in Certain Cases. No adjustments to the number of shares of Common Stock issuable upon the exercise of this Warrant or the Warrant Price shall be made in connection with the issuance of (a) Common Stock upon exercise of any of the Warrants or (b) stock options granted to employees and directors of the Company for the purchase of a number of shares of Common Stock as may from time to time be duly authorized by the Board of Directors.
Section 8.3 Statement on Warrants. This Warrant shall entitle the holder hereof to purchase such number of shares of Common Stock at such Warrant Price as may be determined in accordance with the terms hereof after giving effect to any adjustments in the number or kind of shares purchasable upon the exercise hereof or the Warrant Price, as the case may be, notwithstanding that this Warrant certificate may continue to express the same price and number and kind of shares as are initially stated herein.
Section 8.4 No Dilution or Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Section 8.
Section 9. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of any Warrant. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant (or specified portions thereof), the Company at its election (i) shall pay an amount in cash equal to the then current market price of a share of Common Stock (as determined in good faith by the Board of Directors of the Company) multiplied by such fraction, or (ii) shall issue a full share of Common Stock in lieu of such fractional share.
Section 10. No Rights as Shareholder; Notices. Nothing contained in this Warrant shall be construed as conferring upon the holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter.

Section 11. Notices. Any notice by the Company or the holder of this Warrant shall be in writing and shall be deemed to have been duly given if hand delivered on the date of such delivery, or on the Business Day after timely delivery to a recognized overnight courier that guarantees overnight delivery, (a) if to the Company, at 600 17th Street, Suite 2800-South, Denver, CO 80202, Attention: President, or at such other address as the Company may designate by notice to each holder of Warrants at the time outstanding, with a copy to Jeff Knetsch, Brownstein Hyatt Farber Schreck, LLP, Suite 2100, 410 17th Street, Denver, Colorado 80202, and (b) if to any holder of Warrants, at the address of such holder as it appears on the Warrant Register.
Section 12. Successors. This Warrant shall bind and inure to the benefit of the Company and its permitted successors and assigns hereunder and, in addition, shall inure to the benefit of and be enforceable by all holders from time to time of the Warrants.
Section 13. Applicable Law. This Warrant shall be enforced in accordance with, and the rights of the Company and the holder of this Warrant shall be governed by, the laws of the State of Colorado (without regard to conflicts of laws principles thereof).
Section 14. Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the holder hereof.
Section 15. Availability of Information. As long as the Company is required to comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will use it reasonable best efforts to comply with all public information reporting requirements of the SEC (including Rule 144 promulgated under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any such securities. The Company will also cooperate with each holder of any Warrants in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of restricted securities.
Section 16. Amendment. This Warrant may be amended by the Company in any respect at any time or from time to time upon the written consent of the holder of this Warrant.
IN WITNESS WHEREOF, the Company has executed this Warrant.

PROSPECT GLOBAL RESOURCES INC.
By:	/s/ Jonathan Bloomfield
Jonathan Bloomfield
Chief Financial Officer

PROSPECT GLOBAL RESOURCES INC.
ELECTION TO PURCHASE
PROSPECT GLOBAL RESOURCES INC.
600 17th Street, Suite 2800-South
Denver, CO 80202
Attn: Chief Executive Officer
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant to which this Election to Purchase is attached for, and to purchase thereunder,                      shares of Common Stock (or other securities) of the Company provided for therein, and herewith makes payment for the Warrant Price by (check one of the following):
☐ certified or cashiers check or wire transfer; or
☐ tendering Warrant Shares having a Fair Market Value equal to the Warrant Price;
all at the price and on the terms specified in this Warrant and requests that certificates for said shares (or other securities) be issued in the name of:

(Please Print Name and Address)
and, if said number of shares shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant certificate for the balance of said shares purchasable under the said Warrant be registered in the name of the undersigned holder or its nominee as below indicated and delivered to the address stated below:
Dated:                     ,  _____

Name of holder or Nominee (Please Print):

Address:

Signature:

Signature Guaranteed:

(To be signed only upon assignment of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name and Address of Assignee must be Printed or Typewritten)
the within Warrant, hereby irrevocably constituting and appointing          Attorney to transfer said Warrant on the books of Prospect Global Resources Inc. with full power of substitution in the premises.
Dated:                     , __________

Signature of Registered Holder
Signature Guaranteed: